UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2005

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5		1225 17th Street, Suite 1875 Denver, Colorado 80202

(Address of Principal Executive Offices, including Zip Code)

(303) 277-6661 (Colorado)

(514) 521-1786 (Quebec)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into to a Material Definitive Agreement.

On June 29, 2005, Molson Coors Brewing Company (the “Company”) entered into new employment agreements with W. Leo Kiely III, its Chief Executive Officer, and Peter H. Coors, the Executive Chairman of its subsidiary, Coors Brewing Company.

Mr. Kiely’s employment agreement has a three-year term and provides for an annual base salary of $925,000, retroactive to April 1, 2005, to be reviewed annually for an increase and which shall not be reduced after any increase.  Mr. Kiely is also eligible for an annual target bonus of at least 100% of his then annual base salary.  Mr. Kiely will be entitled to at least five weeks of vacation annually and to participate in all of the Company’s employee benefit, deferred compensation and perquisites plans and programs made available generally to senior executive officers of the Company at a level commensurate with his position.  Mr. Kiely will also be eligible to receive cash and/or equity awards under the Company’s incentive compensation plan commensurate with his position and consistent with such awards granted to senior executives of the Company.  With respect to 2005, on July 1, 2005, the Company granted Mr. Kiely options to purchase 175,000 shares of its Class B Common Stock on the same terms and conditions as the annual option grant made to other officers and employees on March 15, 2005, including an exercise price of $74.355 per share and vesting in one-third increments on each of the first three anniversaries of March 15, 2005.  On July 1, 2005, the Company also granted Mr. Kiely 60,000 Restricted Stock Units (“RSUs”), which shall vest in increments of 20,000 on each of the first three anniversaries of the grant date subject to certain exceptions.

In the event Mr. Kiely’s employment is terminated by the Company for reasons other than cause or by Mr. Kiely for “good reason,” Mr. Kiely will entitled to (i) accrued and unpaid amounts earned by Mr. Kiely until the date of termination, (ii) base salary through the end of the year in which the termination occurs and a target bonus for the year in which the termination occurs, (iii) the amount by which the (1) product of (x) three and (y) Mr. Kiely’s annual base salary and his target bonus, exceeds (2) the value of the 60,000 RSUs on the date of their grant; and (iv) 75% of Mr. Kiely’s then annual base salary.  Upon such termination, all restrictions on awards of restricted stock or RSUs and other stock-based awards (other than stock options) will be cancelled and such awards shall vest and any stock options that were scheduled to vest and become exercisable in within 36 months after such termination shall vest and become immediately exercisable.  The description of Mr. Kiely’s employment contract is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Mr. Kiely has also entered into a non-competition and confidentiality agreement.

Mr. Coors’ employment agreement has a three-year term and provides for an annual base salary of $800,000, retroactive to April 1, 2005, to be reviewed annually for an increase and which shall not be reduced after any increase.  Mr. Coors is also eligible for an annual bonus with a target bonus of at least 80% of his then annual base salary.  Mr. Coors will be entitled to at least five weeks of vacation annually and to participate in all of the Company’s employee benefit, deferred compensation and perquisites plans and programs made available generally to senior executive officers of the Company at a level commensurate with his position.  Mr. Coors will also be eligible to receive cash and/or equity awards under the Company’s incentive compensation plan commensurate with his position and consistent with such awards granted to senior executives of the Company.  With respect to 2005, on July 1, 2005, the Company granted Mr. Coors options to purchase 125,000 shares of its Class B Common Stock on the same terms and conditions as the annual option grant made to other officers and employees on March 15, 2005, including an exercise price of $74.355 per share and vesting in one-third increments on each of the first three anniversaries of March 15, 2005.  On July 1, 2005, the Company also granted Mr. Coors 40,000 RSUs which shall vest in increments of 8,000 on each of the first five anniversaries of the grant date subject to certain exceptions.

In the event Mr. Coors’ employment is terminated by the Company for reasons other than cause or by Mr. Coors for “good reason,” Mr. Coors will entitled to (i) accrued and unpaid amounts earned by Mr. Coors until the date of termination, (ii) base salary through the end of the year in which the termination occurs and a target bonus for the year in which the termination occurs, (iii) the amount by which the (1) product of (x) three and (y) Mr. Coors’ annual base salary and his target bonus, exceeds (2) the value of the 40,000 RSUs, which for this purpose shall be determined by reference to their value on the date of grant; and (iv) 75% of Mr. Coors’ then annual base salary.  Upon such termination, all restrictions on awards of restricted stock or RSUs and other stock-based awards (other than stock options) will be cancelled and such awards shall vest and any stock options that were scheduled to vest and become exercisable in the 36 months after such termination shall vest and become immediately exercisable.

The description of Mr. Coors’ employment contract is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Mr. Coors has also entered into a non-competition and confidentiality agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2005, the Company appointed Martin Miller to be the Company’s Global Controller and Chief Accounting Officer.  Mr. Miller will commence his employment with the Company on August 1, 2005.

From 2003 to 2005, Mr. Miller served as Chief Financial Officer of Coca Cola & Alpine Division.  From 2001 to 2003 Mr. Miller served as Chief Financial Officer of Coca-Cola Central Europe & Russia Division.  From 2000 to 2001 Mr. Miller served as Deputy Chief Financial Officer of Coca-Cola Central Europe, Eurasia & Middle East Group.  From 1996 to 1999 Mr. Miller served Chief Financial Officer of Coca-Cola Korean Company-Korea Region.

Mr. Miller’s employment agreement provides for an annual base salary of $275,000, a sign-on bonus of $100,000, and options to purchase 15,000 shares of the Company’s Class B Common Stock at the closing price per share on the New York Stock Exchange on August 1, 2005, the date of their grant.  The options will vest in increments of 5,000 on each of the first three anniversaries of their grant date.  Mr. Miller will be eligible for an annual target bonus of $151,250 (75% of which will be dependent on achievement of company results and the other 25% will be based on individual performance), which for 2005 will be pro-rated based on the date he commences his employment.  The Company has guaranteed the individual portion of the bonus for 2005.  The Company has also agreed to pay an additional bonus to Mr. Miller of $25,000 on each of December 31, 2005 and 2006.  Mr. Miller is also eligible for Company benefits including: five weeks of vacation annually; participation in the Company’s retirement plans, including pension and 401(k) plans; health and disability insurance; and term life insurance. In the event Mr. Miller’s employment is terminated by the Company for reasons other than cause, or if there is a diminution in Mr. Miller’s job responsibilities or reporting structure, Mr. Miller will entitled to a severance payment equal to one times annual base salary.

Item 8.01. Other Events.

Effective July 1, 2005, Robert Coallier, the Company’s Global Chief Business Development Officer, will leave the Company to pursue other opportunities.

Item 9.01. Exhibits.

Exhibit No.	Description

99.1	Employment Agreement by and among Molson Coors Brewing Company and W. Leo Kiely III, dated June 27, 2005.

99.2	Employment Agreement by and among Molson Coors Brewing Company and Peter H. Coors, dated June 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

/s/ ANNITA MENOGAN
Date: July 1, 2005	Name:	Annita Menogan
	Title:	Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement by and among Molson Coors Brewing Company and W. Leo Kiely III, dated June 27, 2005.

99.2	Employment Agreement by and among Molson Coors Brewing Company and Peter H. Coors, dated June 27, 2005.